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                                                                    EXHIBIT 23.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
VeraSun Energy Corporation
Brookings, South Dakota

Our audits of the consolidated financial statements of VeraSun Energy Corporation and subsidiaries referred to in our report dated March 8, 2006, included elsewhere in this Registration Statement on Form S-1, also included the financial statement Schedule II of VeraSun Energy Corporation and subsidiaries, listed in Item 16 of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits of the consolidated financial statements.

In our opinion, the financial statement Schedule II, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                     /s/ McGladrey & Pullen, LLP

Sioux Falls, South Dakota
March 8, 2006